Exhibit 99.(16)

POWER OF ATTORNEY

Know all by these presents, that as of April 2, 2015, each person whose signature appears below hereby makes, constitutes and appoints each of Seth J. Brufsky, David A. Sachs, Daniel Nguyen, Daniel J. Hall and Brett Byrd, acting individually, as the undersigned’s true and lawful attorneys-in-fact and agents, with full authority and power of substitution and resubstitution, on behalf of the undersigned and in the undersigned’s name, place and stead, in any and all capacities to execute for, and on behalf of, the undersigned, in the undersigned’s capacity as a director of Ares Dynamic Credit Allocation Fund, Inc. (the “Fund”), the registration statement on Form N-14 of the Fund and any and all amendments (including pre-effective and post-effective amendments thereto) and to file the same, with the exhibits thereto, and any other documents or instruments in connection with the transactions contemplated by such registration statement on Form N-14, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the foregoing as fully for all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or his substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of the date first written above.

/s/ Seth J. Brufsky	/s/ Michael H. Diamond
Seth J. Brufsky	Michael H. Diamond

Director	Director

/s/ David A. Sachs	/s/ John J. Shaw
David A. Sachs	John J. Shaw

Director	Director

/s/ Bruce H. Spector
Bruce H. Spector

Director

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